STOCK PURCHASE AGREEMENT

                           dated as of October 9. 2007

                                  by and among

                    SECURITY NATIONAL LIFE INSURANCE COMPANY,

                     CAPITAL RESERVE LIFE INSURANCE COMPANY

                                       And

                       THE SHAREHOLDERS THAT HAVE EXECUTED
                          AGREEMENT BY SHAREHOLDERS OF
                     CAPITAL RESERVE LIFE INSURANCE COMPANY
                  TO SELL SHARES IN STOCK PURCHASE TRANSACTION
                         IN THE FORM ATTACHED AS ANNEX I

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                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I - PURCHASE AND SALES OF SHARES................................... 1

         1.1      Sale and Purchase of the Shares ......................... 1
         1.2      Purchase Consideration................................... 1
         1.3      Delivery of Shares....................................... 4

ARTICLE II - CLOSING....................................................... 4

         2.1      Closing.................................................. 4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CAPITAL RESERVE.............4

         3.1      Organization, Good Standing and Power.................... 5
         3.2      Capital Structure ....................................... 5
         3.3      Authority ............................................... 5
         3.4      Dividends, Stock Purchases, Etc. ........................ 6
         3.5      Financial Statements .................................... 7
         3.6      Annual Insurance Statements ............................. 7
         3.7      Insurance Business ...................................... 8
         3.8      Compliance with Law ..................................... 9
         3.9      No Defaults.............................................. 9
         3.10     Litigation .............................................. 9
         3.11     No Material Adverse Change............................... 9
         3.12     No Material Adverse Change in Capital and Surplus....... 11
         3.13     Absence of Undisclosed Liabilities...................... 11
         3.14     Information Supplied.....................................11
         3.15     Certain Agreements ......................................11
         3.16     Plans; Benefits; Employment Claims ......................12
         3.17     Major Contracts .........................................13
         3.18     Taxes ...................................................14
         3.19     Interests of Officers and Directors .....................16
         3.20     Intellectual Property ...................................16
         3.21     Restrictions on Business Activities .....................17
         3.22     Title to Properties; Absence of Liens and
                        Encumbrances; Conditions of Equipment .............17
         3.23     Governmental Authorization and Licenses .................17
         3.24     Environmental Matters................................... 18
         3.25     Insurance ...............................................19
         3.26     Labor Matters ...........................................19
         3.27     Agents; Customers and Complaints ........................19
         3.28     Questionable Payments ...................................19


                                TABLE OF CONTENTS
                                   (continued)

                                                                         Page

ARTICLE IV - COVENANTS OF  SHAREHOLDERS................................... 20

         4.1      Shareholders to Sell Shares in Transaction ..............20


ARTICLE V - REPRESENTATIONS AND WARRANTIES OF
         SECURITY NATIONAL ................................................20

         5.1      Organization, Good Standing and Power ...................20
         5.2      Authority ...............................................20
         5.3      Board Authorization......................................21

ARTICLE VI - CONDUCT AND TRANSACTIONS PRIOR TO
          CLOSING DATE; ADDITIONAL AGREEMENT...............................21

         6.1      Conduct of Business of Capital Reserve...................21

ARTICLE VII - CONDITIONS PRECEDENT ........................................24

         7.1      Conditions to Each Party's Obligation to
                           Effect this Transaction ........................24
         7.2      Conditions to Obligations of Security National ..........25
         7.3      Conditions to Obligations of Capital Reserve and
                   Shareholders............................................27

ARTICLE VIII - TERMINATION ................................................28

         8.1      Termination .............................................28

ARTICLE IX - INDEMNIFICATION ..............................................29

         9.1      Obligation of Shareholders to Indemnify .................29
         9.2      Notice and Opportunity to Defend ........................29

ARTICLE X - GENERAL PROVISIONS.............................................30

         10.1     Survival of Representations, Warranties,
                           Covenants and Agreements........................30
         10.2     Amendment ...............................................31
         10.3     Extension; Waiver .......................................31
         10.4     Notices..................................................31
         10.5     Interpretation ..........................................32

         10.6     Counterparts ............................................33
         10.7     Entire Agreement ........................................33
         10.8     No Transfer .............................................33
         10.9     Severability.............................................33
         10.10    Other Remedies...........................................33
         10.11    Further Assurances.......................................34
         10.12    No Third Party Beneficiary Rights........................34
         10.13    Mutual Drafting..........................................34
         10.14    Governing Law............................................34
         10.15    Jurisdiction and Venue...................................34
         10.16    Expenses.................................................35
         10.17    Brokers or Finders ......................................35
         10.18    Public Announcements ....................................35
         10.19    Confidentiality .........................................35
         10.20    Attorney's Fees..........................................35

ANNEX I

EXHIBITS

         Exhibit 1    Capital Reserve Disclosure Schedule

         Exhibit 2    Security National Disclosure Schedule



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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated effective as of October 9, 2007, and entered into by and among SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation ("Security National"), CAPITAL RESERVE LIFE INSURANCE COMPANY, a Missouri corporation ("Capital Reserve"), and the shareholders of Capital Reserve that have executed the AGREEMENT BY SHAREHOLDERS OF CAPITAL RESERVE LIFE INSURANCE COMPANY TO SELL SHARES IN STOCK PURCHASE TRANSACTION in the form attached as Annex I (the "Shareholders").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Security National, Capital Reserve, and the Shareholders hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

     1.1 Sale  and  Purchase  of the  Shares.  At the  Closing,  as  hereinafter defined, upon and subject to the terms and conditions set forth in this Agreement, the Shareholders shall sell, transfer, assign and deliver to Security National, and Security National shall purchase from the Shareholders, 3,564 shares of common stock of Capital Reserve (the "Capital Reserve Common Stock"), representing all of the issued and outstanding stock and securities of Capital Reserve owned the Shareholders, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances. Security National, Capital Reserve, the Shareholders hereby acknowledge and agree that regulatory approval from the Utah and Missouri insurance departments for the transaction described in this Section 1.1 must be obtained prior to Closing, as defined in Section 2.1 below.

     1.2 Purchase Consideration. Subject to the terms and conditions of this Agreement, in reliance upon Capital Reserve's representations, warranties, agreements and covenants contained herein, and in consideration of the sale, transfer, assignment and delivery of the Capital Reserve Common Stock as herein provided, Security National shall provide the following purchase consideration (the "Purchase Consideration") to the Shareholders:

          (a) Cash in U.S. dollars by certified funds or wire transfer payable to the Shareholders on a pro rata basis to the number of shares of Capital Reserve Common Stock held by the Shareholders in an amount equal to (i) the Capital and Surplus of Capital Reserve as of September 30, 2007 (as set forth on page 3, line 38, column 1 of the September 30, 2007 Statutory Quarterly Statement) plus (ii) the Interest Maintenance Reserve (as set forth on page 3, line 9.4, column 1 of the September 30, 2007 Statutory Quarterly Statement), plus (iii) the Asset Valuation Reserve (as set forth on page 3, line 24.1, column 1 of the September 30, 2007 Statutory Quarterly Report), plus (iv) $1,037,967, less the amount of the adjustments in Sections 1.2(b), (c), (d), and (e) below;

          (b) The Shareholders represent and acknowledge that on June 8, 2007, Darlene Russell ("Russell"), a former employee of Capital Reserve, filed an action against Capital Reserve in the Circuit Court of Cole County, Missouri (Case No. 07AC-CC00513) (the "Russell Litigation") for unpaid bonuses allegedly due her. The complaint claims payment for unpaid bonuses is due in the amount of $1,486,045, plus interest at the statutory rate of 9% per annum through June 8, 2007 of $265,601, plus interest on the unpaid principal amount of 9% per annum from June 8, 2007 until the judgment is paid in full, and attorney's fees and other costs incurred in the litigation. If the Russell Litigation has not been completely resolved prior to Closing by the court rendering a final judgment and the applicable appeal time having expired or the court entering an order dismissing the complaint with prejudice pursuant to a settlement, the Shareholders agree at Closing to deposit $1,800,000 of the Purchase Consideration into an escrow account (the "Escrow Account") with an escrow agent mutually acceptable to Security National and the Shareholders. The funds shall remain in the Escrow Account until the Russell Litigation has been completely resolved by the court rendering a final judgment and the applicable appeal time having expired or the court entering an order dismissing the complaint with prejudice. If Capital Reserve or any of its officers, directors, employees or agents is determined to be liable in the litigation or if Capital Reserve settles the Russell Litigation, the escrow agent shall pay any amounts owing to Russell as a result of such judgment or settlement, including but not limited to interest, penalties, attorney's fees, and related expenses from the funds in the Escrow Account. In addition, the escrow agent shall pay the cost of defending Capital Reserve in the Russell Litigation, including any attorney's fees and related expenses, from the funds in the Escrow Account. The escrow agent shall pay any remaining amounts from the $1,800,000 deposit in the Escrow Account to the Shareholders on a pro rata basis to the number of shares of Capital Reserve Common Stock held by the Shareholders, after (i) the payment of any judgment or settlement in the Russell Litigation; (ii) the payment of the costs in defending Capital Reserve in the Russell Litigation, including attorney's fees and related expenses; and (iii) the payment of the amount in which the Adjusted Capital and Surplus of Capital Reserve, as defined in
     Section 1.2(c) below, on September 30, 2007 exceeds the Adjusted Capital and Surplus of Capital Reserve on the Closing Date as set forth in Section 1.2(c) below. The Shareholders additionally agree to deliver a signed indemnification agreement to Capital Reserve and Security National at Closing, in which the Shareholders agree to indemnify Capital Reserve and Security National (x) for any payments made by Capital Reserve following the Closing relating to a judgment or settlement in the Russell Litigation,
     (y) for any attorney's fees and related expenses incurred by Capital Reserve in defending itself in the Russell Litigation, and (z) for the amount in which the Adjusted Capital and Surplus of Capital Reserve on September 30, 2007 exceeds the Adjusted Capital and Surplus on the Closing Date. The Shareholders shall be solely responsible for the Russell Litigation following the Closing, including all decisions related to defending Capital Reserve in the litigation;

          (c) The Purchase Consideration shall be adjusted by the difference between the amount of the Capital and Surplus of Capital Reserve plus the Interest Maintenance Reserve and the Asset Valuation Reserve of Capital Reserve (the "Adjusted Capital and Surplus") as of September 30, 2007 and the amount of Adjusted Capital and Surplus of Capital Reserve on the Closing Date. If the amount of the Adjusted Capital and Surplus on the Closing Date is less than the amount of Adjusted Capital and Surplus on September 30, 2007, such difference shall be paid to Security National from the funds in the Escrow Account as defined in Section 1.2(b) above within seven (7) days from the date such determination is made. If the amount of Adjusted Capital and Surplus as of September 30, 2007 is less than the amount of Adjusted Capital and Surplus on the Closing Date, Security National agrees to pay such difference to the Shareholders on a pro rata basis to the number of shares of Capital Reserve Common Stock held by the Shareholders within seven (7) days from the date such difference is determined. If the Russell Litigation is completely resolved prior to Closing, as defined in Section 1.2(b) above, the Shareholders agree at Closing to deposit a certain amount of the Purchase Consideration into an escrow account (the "Escrow Account") with an escrow agent mutually acceptable to Security National and the Shareholders, such amount equal to $200,000 plus the settlement amount paid to Russell to settle the litigation (the "Deposit Amount"). The Deposit Amount shall be used to pay the amount, if any, in which the Adjusted Capital and Surplus of Capital Reserve as of September 30, 2007 exceeds the Adjusted Capital and Surplus on the Closing Date. The escrow agent shall pay any remaining amount from the Deposit Amount to the Shareholders on a pro rata basis following the payment of the amount, if any, in which the Adjusted Capital and Surplus as of September 30, 2007 exceeds the Adjusted Capital and Surplus on the Closing Date;

          (d) An amount equal to $316,649 of the Purchase Consideration shall be paid to the Shareholders in the form of real estate and improvements thereon located at 812 and 820 Madison Street, Jefferson City, Missouri (the "Real Estate"), which is listed as an asset on the financial statements of Capital Reserve. Title to the Real Estate shall be transferred to the Shareholders at Closing and the Purchase Consideration shall be reduced by $316,649, the book value of the Real Estate as reflected on the financial statements of Capital Reserve;

          (e) The Shareholders represent and acknowledge that they are not entitled to receive any funds in the Asset Adequacy Reserve (as set forth on Exhibit 5, page 12 line 0700005, column 1 of the December 31, 2006 Statutory Annual Statement) under the terms of this Agreement or as part of the transaction. The Shareholders represent and warrant that there are approximately $700,000 in the Asset Adequacy Reserve and such funds shall not be included as part of the Purchase Consideration. If any funds in the Asset Adequacy Reserve are released or distributed prior to Closing, the amount of such funds released or distributed shall be deducted from the amount of the Purchase Consideration to be provided to the Shareholders at Closing. Security National shall have received a certificate at Closing signed by the Chief Executive Officer and Chief Financial Officer of Capital Reserve certifying as to the amount of funds in the Asset Adequacy Reserve as of the Closing Date; and

          (f) The Shareholders represent and acknowledge that on October 31, 2005, Capital Reserve filed an action against Joseph E. Warden, a former President and Chief Executive Officer of Capital Reserve, and his wife Linda Warden in the Circuit Court of Cole County, Missouri (Case No. 05AC-CC01025) (the "Warden Litigation"). The complaint claims damages in excess of $25,000 for breach of fiduciary duty by Joseph Warden and misappropriation of funds by Joseph Warden and Linda Warden. On July 9, 2007, judgment was entered against Joseph and Linda Warden in the amount of $551,341.62. At Closing, Capital Reserve agrees to transfer and assign to the Shareholders any and all of the interest in and rights to the Warden Litigation, including the right to receive the proceeds from the judgment, together with any payments of interest, attorney's fees, and related expenses of the litigation, said proceeds to be paid to the Shareholders on a pro rata basis to the number of shares of Capital Reserve Common Stock held by the Stockholders. The Shareholders further agree to be responsible for the payment of any costs associated with legal representation of
     Capital Reserve in the Warden Litigation subsequent to the Closing, including but limited to any attorney's fees and related expenses. The Shareholders shall be solely responsible for the Warden Litigation following the Closing, including all decisions related to collection of the judgment against Joseph and Linda Warden in the litigation. Along with the transfer of rights to pursue and receive the proceeds from the judgment rendered in the Warden Litigation, Security National also transfers and assigns to the Shareholders all rights and causes of action related to any bonds that were in effect at the time of the wrongdoing by Joseph and Linda Warden as alleged in the complaint. The shareholders shall have the right to pursue the bonding companies to recoup the losses incurred as a result of any defalcation and fraud in the Warden Litigation.

          1.3 Delivery of Shares. At the Closing Date, the Shareholders shall deliver to Security National certificates with stock power executed in blank representing the outstanding shares of Capital Reserve Common Stock required by Section 1.2 hereof.

                                   ARTICLE II

                                   THE CLOSING

          2.1 Closing. The closing of the transaction (the "Closing") will take place at the offices of Capital Reserve Life Insurance Company, 812 Madison Street, Jefferson City, Missouri, unless a different date or place is agreed to in writing by the parties hereto. Each party hereto shall use its best efforts to cause the Closing to occur on or before November 30, 2007, or within seven (7) days from the date the required regulatory approvals are obtained as set forth in Section 1.1 above, unless this date is extended as provided herein (the "Closing Date").

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF CAPITAL RESERVE

          Except as disclosed in a document to be prepared by Capital Reserve and delivered to Security National prior to the Closing Date (the "Capital Reserve Disclosure Schedule") referring specifically to the applicable representation and warranty in this Agreement that identifies the basis for an exception to a representation and warranty in this Agreement and that is delivered by Capital Reserve to Security National and approved by Security National by execution of this Agreement, Capital Reserve represents and warrants to Security National as set forth below, and such representations and warranties shall be true and correct as of the date hereof and at all times thereafter including, without limitation, the Closing Date, as if made at all such times. As used in this Agreement (i) "Business Condition" with respect to any corporate entity or group of corporate entities shall mean the business and financial condition and prospects of such entity or entities taken as a whole and (ii) "material adverse effect" on the Business Condition shall be deemed to include, without limitation,
     (x) any  inaccuracy  in the  capitalization  representation  set  forth  in
     Section 3.2 below and (y) any material liability not reflected on the Capital Reserve Financial Statements (as defined in Section 3.5 below) or Annual Insurance Statements (defined in Section 3.6 below).

          3.1 Organization, Good Standing and Power. Capital Reserve is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted. Schedule 3.1 of the Capital Reserve Disclosure Schedule contains a true and correct listing of all states in which Capital Reserve is registered, licensed and authorized to engage in the insurance business. Capital Reserve is not aware of any threatened or pending action or inaction that could result in the loss of or an adverse change in any such registration or license. Capital Reserve is in good standing under all such registrations and licenses. Capital Reserve is duly qualified as foreign corporations and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its individual Business Condition. The Capital Reserve Disclosure Schedule also sets forth a true and complete list of the states where Capital Reserve is qualified as a foreign corporation. Capital Reserve has no subsidiaries. Capital Reserve has no other direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity. Capital Reserve has delivered to Security National complete and correct copies of its Articles of Incorporation and Bylaws, in each case as amended to the date hereof, and has delivered or made available minutes of all of Capital Reserve's directors' and stockholders' meetings, and stock certificate books correctly setting forth the record ownership of all outstanding shares of Capital Reserve Common Stock.

         3.2      Capital Structure.

               (a) The authorized capital structure of Capital Reserve consists of 14,000 shares of Common Stock. There are 3,564 shares of Common Stock issued and outstanding, all of which are owned by the
          Shareholders. Except as disclosed on Schedule 3.2 of the Capital Reserve Disclosure Schedule, there are no other debt, equity or hybrid debt or equity interests or securities of Capital Reserve issued and outstanding.

               (b) All outstanding shares of Capital Reserve Common Stock and other Capital Reserve securities, if any, are validly issued, fully paid and non-assessable and, except as disclosed on the Capital
          Reserve Disclosure Schedule, are not subject to any liens, claims, encumbrances or charges of any kind or nature or any preemptive rights created by statute, Capital Reserve's Articles of Incorporation or Bylaws or any agreement to which Capital Reserve is a party or by which Capital Reserve may be bound. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Capital Reserve is a party or by which Capital Reserve may be bound that do or may obligate Capital Reserve to issue securities of any kind or nature or to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement or which relate to the voting of the Capital Reserve Common Stock or other Capital Reserve securities, if any.

         3.3      Authority.
                  ---------

               (a) Capital Reserve has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by Capital Reserve of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Capital Reserve, including approval by its Boards of Directors and the shareholders. This Agreement shall constitute legal, valid and binding obligations of Capital Reserve enforceable against Capital Reserve in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

               (b) To the best knowledge of Capital Reserve, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby, will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Capital Reserve or its properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation of a material lien, charge or encumbrance on any of the properties or assets of Capital Reserve pursuant to (i) any provision of the Articles of Incorporation or Bylaws of Capital Reserve or (ii) any material agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise, registration or license to which Capital Reserve is a party or by which Capital Reserve or any of its properties or assets may be bound or affected.

               (c) To the best knowledge of Capital Reserve, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (collectively, a "Governmental Entity"), is required by or with respect to Capital Reserve in connection with the execution and delivery of this Agreement and by Capital Reserve or the consummation by Capital Reserve of the transactions contemplated hereby or thereby, except for (i) filing required documents with the relevant authorities of states in which Capital Reserve is qualified to do business, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state insurance laws as identified in the Capital Reserve Disclosure Schedule and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, which, if not obtained or made, would not have a material adverse effect on the Business Condition of Capital Reserve. All approvals of Capital Reserve's Board of Directors and Shareholders as required by applicable law have been obtained and are in force and effect and no dissenters' rights have been exercised under applicable law.

     3.4 Dividends, Stock Purchases, Etc. Since December 31, 2006, Capital Reserve has not (i) declared or paid any dividends (either in cash, property or its stock of any class) upon, or made or become committed to make any other distribution with respect to, or purchased, redeemed or otherwise beneficially acquired any of its outstanding capital stock of any class, or become committed so to do; (ii) split up, combined or reclassified any of its outstanding capital stock of any class, or become committed so to do; or (iii) issued or become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock, or newly authorized stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for, or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class or any other security or debt of Capital Reserve.

     3.5 Financial Statements. Capital Reserve has furnished or made available to Security National or will furnish or make available to Security National within ten days from the date of this Agreement Capital Reserve's audited financial statements for the fiscal years ended December 31, 2004, 2005, and 2006, including balance sheets and the related audited statements of income, cash flow and stockholders' equity, and the related management letters
(collectively, the "Audited Financial Statements"). Additionally, Capital Reserve has furnished or made available to Security National or will furnish or make available to Security National within ten days from the date of this Agreement Capital Reserve's unaudited financial statements as of and for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, including unaudited balance sheets of Capital Reserve as at March 31, 2007, June 30, 2007, and September 30, 2007, and the related unaudited statements of income, cash flow and stockholders' equity (collectively, the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements provided previously to Security National are listed in Schedule 3.5 of the Capital Reserve Disclosure Schedule. The Audited Financial Statements and the Unaudited Financial Statements, are, collectively, referred to as the "Capital Reserve Financial Statements." The Capital Reserve Financial Statements have been or will be prepared in accordance with generally accepted accounting principles (GAAP) consistently applied and fairly present the financial position of Capital Reserve as at the dates thereof and the results of its operations and cash flows for the periods then ended. In preparing the Unaudited Financial Statements, there have been no changes in Capital Reserve's GAAP or statutory accounting policies or procedures used in preparing the December 31, 2006 audited financial statements.

         3.6      Annual Insurance Statements.

               (a) Capital Reserve has provided Security National with (i) all annual statements, certificates and applications to the Missouri or any other insurance commissioner or other Governmental Entity, which Capital Reserve has filed with or submitted with respect to years ending on or after December 31, 2004, and such documentation provided previously is listed in Schedule 3.6 of the Capital Reserve Disclosure Schedule, and (ii) all reports of examination issued by such insurance commissioners, regulatory authorities or other Governmental Entity regarding Capital Reserve on or after December 31, 2004, and such documentation provided previously is listed also in Schedule 3.6.

               (b) Such filings or submissions in 3.6 (a) were in substantial compliance with applicable law when filed and, as of their respective dates, did not contain any materially false statements of fact or omit to state any material fact necessary to make the statements set forth therein not misleading in light of the circumstances under which such statements were made; no material deficiencies have been asserted by any insurance commissioner, insurance department or other Governmental Entity with respect to such statements; Capital Reserve has provided Security National with copies of all material written responses with respect to comments from any Governmental Entity concerning such filings, submissions or reports of examination since December 31, 2003 and such written responses are described in Schedule 3.6 of the Capital Reserve Disclosure Schedule, and prior to the date of this Agreement, no fines or penalties have been imposed on Capital Reserve by any Governmental Entity; and no deposits (other than in the ordinary course of business) have been made by Capital Reserve with any Governmental Entity.

               (c) The statutory financial statements for Capital Reserve as of and for the years ended December 31, 2004, 2005 and 2006 (i) fairly present the statutory financial condition of Capital Reserve at such dates and (ii) have been prepared in accordance with the required or permitted statutory insurance accounting requirements or practices under the insurance laws of Missouri, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. The amounts shown in such statements of account on aggregate reserves for life or annuity policies and contracts, aggregate reserves for accident and health policies, net deferred and uncollected premiums and all policy and contract claims liability as of the end of each such year, are computed in accordance with accepted actuarial and industry practices, are fairly stated in accordance with those called for in applicable insurance policy provisions, meet the requirements of the insurance laws of Missouri, make a sufficient provision for all unmatured obligations of Capital Reserve provided for under the terms of its policies and are consistent with the assumptions previously employed. Adequate provision has been made for all actuarial reserves and related statement items which ought to be established.

         3.7      Insurance Business.

               (a) Security National has been provided true and complete copies of all contracts, arrangements, treaties, understandings and agreements of (or related to) Capital Reserve with any party with respect to reinsurance currently in force and such documents and information are listed in Schedule 3.7 of the Capital Reserve Disclosure Schedule attached hereto. All policies assumed by Capital Reserve were assumed under agreements submitted to and approved by all relevant regulatory authorities and are valid, in force, and not subject to recapture (except at Capital Reserve's option), and are fairly reflected on the Capital Reserve Financial Statements. No party thereto is in material default with respect to any provision thereof and no such agreement contains any provision providing that the other party thereto may terminate same by reason of the transactions contemplated by this Agreement or any other provisions which would be altered or otherwise become applicable by reason of such transactions.

               (b) All policies of insurance issued or assumed by Capital Reserve as now in force are, to the extent required under applicable law, on forms submitted to and approved by the applicable jurisdiction's insurance commissioner. No policy holder or related group of policy holders which, singularly or in the aggregate, accounted for 5% of the gross revenues of Capital Reserve considered as a whole for the year ended December 31, 2006 has, after December 31, 2006, terminated or, to the best knowledge of the Capital Reserve, threatened to terminate its relationship with Capital Reserve. The contracts between Capital Reserve and its agents, managers or brokers are valid, binding and in full force and effect in accordance with their terms. Capital Reserve is not in material default with respect thereto and no such contract contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions.

     3.8 Compliance with Law. To the best knowledge of Capital Reserve, Capital Reserve is in compliance with and has conducted its business so as to comply with all laws, rules, regulations, judgments, decrees or orders of any Governmental Entity applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply could, individually or in the aggregate, not have had and is not reasonably expected to have, a material adverse effect on the Business Condition of Capital Reserve. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Capital Reserve or against any of its properties or businesses. Schedule 3.8 of the Capital Reserve Disclosure Schedule contains a summary of all material violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, listed by each such Governmental Entity, including any of the foregoing relating to any environmental or health laws.

     3.9 No Defaults. To the best knowledge of Capital Reserve, Capital Reserve is not, nor has it received notice that it is or would be with the passage of time or the giving of notice, or both, (a) in violation of any provision of its Articles of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to Capital Reserve or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, registration, concession, franchise or license to which Capital Reserve is a party or by which Capital Reserve or any of its properties or assets may be bound, which violation or default could, individually or in the aggregate, have a material adverse effect on the Business Condition of Capital Reserve.

     3.10 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of Capital Reserve, threatened, against Capital Reserve that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business Condition of Capital Reserve, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Schedule 3.10 of the Capital Reserve Disclosure Schedule sets forth with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which Capital Reserve is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. Capital Reserve is not aware of any reasonable basis for any other such action, suit, proceeding, claim, arbitration or investigation. Capital Reserve has delivered or made available to Security National correct and complete copies of all correspondence prepared by its counsel for Capital Reserve's independent public accountants in connection with any audits or reviews completed by Capital Reserve's independent public accountants.

     3.11 No Material Adverse Change. Since June 30, 2007, Capital Reserve has conducted its business in the ordinary course and there has not occurred:

          (a) Any material adverse change in the Business Condition of Capital Reserve;

          (b) Any amendments or changes in the Articles of Incorporation or Bylaws of Capital Reserve;

          (c) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting any of the properties or businesses of Capital Reserve;

          (d) Any issuance, redemption, repurchase or other acquisition of the shares of capital stock of Capital Reserve or any declaration, setting aside payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Capital Reserve;

          (e) Any increase in or modification of the compensation or benefits payable or to become payable by Capital Reserve to any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

          (f) Any material increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement, including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights made to, for or with any of its employees, except in the ordinary course of business consistent with past practice;

          (g) Any sale of the property or assets of Capital Reserve individually in excess of $1,000 or in the aggregate in excess of $2,500;

          (h) Any alteration in any term of any outstanding security of Capital Reserve;

          (i) Any (a) incurrence, assumption or guarantee by Capital Reserve of any debt for borrowed money; (b) issuance or sale of any securities convertible into or exchangeable for debt securities of Capital Reserve;
     (c) issuance or sale of options or other rights to acquire from Capital Reserve, directly or indirectly, debt securities or any securities convertible into or exchangeable for any such debt securities; or (d) any material premium refunds;

          (j) Any creation or assumption by Capital Reserve of any mortgage, pledge, security interest, lien or other encumbrance on any of its assets or properties;

          (k) Any making of any loan, advance or capital contribution to, or investment in, any person other than (a) travel loans or advances made in the ordinary course of business of Capital Reserve and (b) other loans and advances in an aggregate amount that does not exceed $1,000 outstanding at any time;

          (l) Any entry into or any amendment or relinquishment of or any termination or renewal by Capital Reserve of any contract, lease transaction, commitment or other right or obligation, except in the ordinary course of business consistent with past practice;

          (m) Any transfer or grant of a right under the Capital Reserve Intellectual Property Rights (as defined in Section 3.20 below) other than those transferred or granted in the ordinary course of business consistent with past practice;

          (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Capital Reserve;

          (o) Any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated, or judgment entered by any Governmental Entity, that, individually or in the aggregate, materially and adversely affects (or, insofar as Capital Reserve knows, might reasonably be expected to materially and adversely affect) the Business Condition of Capital Reserve;

          (p) Any agreement or arrangement made by Capital Reserve to take any action that, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3 untrue or incorrect as of the date when made; or

          (q) Any payment of amounts owing under Capital Reserve issued insurance policies materially at variance with the Company's policy provisions and policy payment history.

          (r) Any decrease in insurance premiums greater than 5%;

     3.12 No Material Adverse Change in Adjusted Capital and Surplus. Since September 30, 2007, there has not been a reduction in the Adjusted Capital and Surplus of Capital Reserve in excess of $25,000.

     3.13 Absence of  Undisclosed  Liabilities.  Except as disclosed in Schedule
3.13 of the Capital Reserve Disclosure Schedule or as reflected in the Capital Reserve Financial Statements and except for liabilities and obligations arising after September 30, 2007, in the ordinary course of business consistent with past practices that could not reasonably be expected to have a material adverse effect on the Business Condition of Capital Reserve, Capital Reserve has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character that, under GAAP, should be accrued, shown or disclosed on an audited balance sheet of Capital Reserve (including the footnotes thereto) or should be described on an Annual Insurance Statement filed with any state insurance commissioner having jurisdiction over Capital Reserve or its business.

     3.14 Information Supplied. None of the information supplied or to be supplied by Capital Reserve pursuant to this Agreement and no representation or warranty made herein or in any exhibit hereto or in any financial statement or schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.15  Certain  Agreements.  Neither  the  execution  and  delivery  of this
Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Capital Reserve under any Plan (as defined in Section 3.16 below) or otherwise, (b) materially increase any benefits otherwise payable under any Plan or (c) result in the acceleration of the time of payment or vesting of any such benefit.

         3.16     Plans; Benefits; Employment Claims.

          (a) All employee benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of Capital Reserve are listed in Schedule 3.16 of the Capital Reserve Disclosure Schedule (individually, a "Plan" and, collectively, the "Plans"). To the extent applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service (the "IRS") or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirement of the Tax Reform Act of 1986, as amended, and subsequent legislation, the time period for effecting such amendments will not expire prior to this transaction. Capital Reserve has furnished or made available to Capital Reserve copies of the most recent IRS letters and IRS Form 5500 with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither Capital Reserve nor any officer or director of Capital Reserve has incurred any liability or penalty under Section 4975 through Section 4980 of the Code or Title I of ERISA. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by and all applicable statutes, laws, rules, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the best knowledge of Capital Reserve, is threatened, against or with respect to any such Plan. All contributions, reserves and premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

          (b) Except as described in Schedule 3.16 attached hereto, no present or former employee of Capital Reserve has any claim against Capital Reserve (whether under federal or state law, under any employment agreement, or otherwise) on account of or for (i) overtime pay, other than overtime pay for work done in current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (x) accumulated vacation pay as show in the schedule referred to above, and (y) vacation time off (or pay in lieu thereof) earned in or in respect of the current fiscal year; or
     (iv) any material violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

          (c) No person or party (including, but not limited to governmental agencies of any kind) has filed, or to the knowledge of Capital Reserve has threatened to file, any claim against Capital Reserve under or rising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices. No person has any material claim under which Capital Reserve has any material liability under any health, sickness, disability, medical, surgical, hospital, or surgical, hospital, or similar benefit plan or arrangement, or by virtue of his or her employment maintained by Capital Reserve, or to or by which Capital Reserve is a party or is bound, or under any workmen's compensation or similar law, which is not fully covered, subject only to standard deductibles, by insurance maintained with reputable, financially responsible insurers. No person has any claim or has filed any action or has threatened to file any action or bring a claim by virtue of his or her employment by Capital Reserve including, without limiting the generality of the foregoing, sexual harassment, wrongful termination, or other actions.

 3.17  Major  Contracts.  Except as disclosed in Schedule 3.17 of the Capital
                          Reserve Disclosure Schedule, Capital Reserve is not a party to or subject to:

          (a) Any union contract or any employment or consulting contract, agreement or arrangement providing for future compensation, whether written or oral, with any officer, consultant, director or employee that is not terminable by Capital Reserve on thirty (30) days' or less notice without penalty or obligation to make payments related to such termination;

          (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or severance benefits, retirement payments, profit-sharing payments or similar such payments;

          (c) Any joint venture contract, agreement or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with another person or entity;

          (d) Any existing marketing, distribution, agency or brokerage agreement in which the annual amount involved in fiscal 2007 exceeded $5,000 in aggregate amount or pursuant to which Capital Reserve has granted or received most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory;

          (e) Any lease for realty or personal property in which the amount of payments that Capital Reserve is required to make on an annual basis exceeds $1,500;

          (f) Any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

          (g) Any material license agreement, either as licensor or licensee;

          (h) Any contract containing covenants purporting to limit the freedom of Capital Reserve to compete in any line of business in any geographic area;

          (i) Any insurance policy or fidelity or surety bond;

          (j) Any agreement of indemnification relating to Capital Reserve or any of its officers, directors or employees;

          (k)  Any  agreement,   contract  or  commitment  relating  to  capital
     expenditures that involves future payments individually in excess of $1,500 or in the aggregate in excess of $5,000 by Capital Reserve;

          (l) Any agreement, contract or commitment relating to personal services to be rendered by any person to Capital Reserve requiring the payment of more than $1,000 per month or the disposition or acquisition of any assets by Capital Reserve; or

          (m) Any other agreement, contract or commitment that is material to Capital Reserve's business.

     Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations and commitment listed on the Capital Reserve Disclosure Schedule pursuant to this Section 3.17 is valid and binding on Capital Reserve, and is in full force and effect, and neither Capital Reserve nor to the best knowledge of Capital Reserve, any other party thereto has breached or is aware of any facts that would lead it to believe that it has breached, any provision of, or is in default under the terms of any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulation or commitment. To the best knowledge of Capital Reserve, no such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment contains any material liquidated damages, penalty or similar provision. To the best knowledge of Capital Reserve, no party to any such agreement contract, mortgage, indenture, plan, lease, instrument, permit, registration, concession, franchise, arrangement, license or commitment intends to cancel, withdraw, modify or amend the same.

         3.18     Taxes.
                  -----

          (a) All tax returns, statements, reports and forms (including, but not limited to, estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined in
     Section 3.18(f) below) with respect to any Taxable period ending on or before the Closing Date, by or on behalf of Capital Reserve (collectively, the "Capital Reserve Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Closing Date have been or will be paid on or before such date. The balance sheets included in the Capital Reserve Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through September 30, 2007 and Capital Reserve has not and will not incur any Tax liability in excess of the amount reflected on the Capital Reserve Financial Statements with respect to such periods and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after September 30, 2007 with respect to all transactions and events occurring on or prior to such date. All information set forth in the footnotes to the Capital Reserve Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

          (b) No material Tax liability since September 30, 2007 has been incurred other than in the ordinary course of business and adequate provision has been or will be made for all Taxes since that date in accordance with GAAP on at least a quarterly basis. Capital Reserve has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Neither Capital Reserve nor any member of any affiliated or combined group of which Capital Reserve has been a member has granted any extension or waiver of the limitation period applicable to any of the Capital Reserve Returns.

          (c) The Shareholders shall be entitled to receive on a pro rata basis any tax refund that Capital Reserve shall receive from any Taxing Authority (as defined in Section 3.18(f) below) with respect to any Taxable period ending on or before the Closing Date.

          (d) The Shareholders agree to be jointly and severally liable for paying any premium tax due and owing with respect to Capital Reserve's operations ending on or before the Closing Date. Security National agrees to be liable for paying any premium tax due and owing with respect to Capital Reserve's operations following the Closing Date.

          (e) There is no material claim, audit, action, suit, proceeding or investigation now pending or (to the best knowledge of Capital Reserve) threatened against or with respect to Capital Reserve in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by Capital Reserve, and there are no liabilities for Taxes (including liabilities for interest additions to tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Capital Reserve, materially and adversely affect the liability of Capital Reserve for Taxes. There are no liens for Taxes against the assets of Capital Reserve except liens for current Taxes not yet due. Capital Reserve has not been and will not be required to include any material adjustment in its Taxable income for any Tax period (or portion thereof) pursuant to the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (f) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contract of Capital Reserve that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the Code. Other than pursuant to this Agreement, Capital Reserve is not a party to or bound by (nor will it, prior to the Closing Date, become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, oral or arising under operation of federal law as a result of Capital Reserve being a member of a group filing consolidated tax returns, under operation of certain state law as a result of Capital Reserve being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of Capital Reserve being a member of a unitary group or under comparable laws of other states or foreign jurisdictions) that includes a party other than Capital Reserve. Capital Reserve has listed in Schedule 3.18 of the Capital Reserve Disclosure Schedule all of Capital Reserve's material federal and state tax returns for years ending December 31, 2004, 2005, and 2006, information statements, reports work papers, Tax opinions, Tax memoranda and other Tax data and documents of Capital Reserve that Capital Reserve has furnished or made available to Security National or will furnish or make available to Security National within ten (10) days from the date of this Agreement.

          (g) The federal income tax returns of Capital Reserve have not been audited by the Internal Revenue Service, (or a predecessor agency). Capital Reserve has not received any notice of assessment or proposed assessment of any United States, State or other tax measured by its income, property or transactions, and no issues have been raised by any taxing authority providing a basis for any additional assessment of any such tax. Capital Reserve has not waived any law or regulation fixing, or consenting to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do, except as described in Schedule 3.18 which is true, complete and correct in all material respects. The reserves for current taxes accrued on the books of Capital Reserve are reasonable and adequate in amount. The Shareholders agree to indemnify Security National for any and all tax assessments not accrued on the books of Capital Reserve and related to any income, events, transactions, or time periods prior to the Closing, except for any tax which may become due on income previously excluded from taxable income and accumulated in the undistributed policyholders' surplus account ("Phase III Tax").

          (h) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, privilege, intangible, profits, license, withholding, payroll, employment, excise, insurance, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to or additional amount imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition of any such tax (whether domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause
     (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) above as a result of any express or implied obligation to indemnify any other person or entity.

     3.19 Interests of Officers and  Directors.  Except as described in Schedule
3.19 of the Capital Reserve Disclosure Schedule, none of Capital Reserve's officers or directors (or relatives of such persons living in the same household) have any material interest in any property, whether real or personal, tangible or intangible, used in or pertaining to Capital Reserve's business.

     3.20     Intellectual Property.

          (a)  Capital  Reserve  owns or is licensed  or  otherwise  entitled to exercise all rights under or with respect to all intellectual property including without limitation, patents, copyrights, trademarks or service marks owned or used in connection with its business. Schedule 3.20 of the Capital Reserve Disclosure Schedule lists all patents, trademarks, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade names and service marks, and all applications therefore owned or licensed by Capital Reserve (the "Intellectual Property Rights"), and further specifies the jurisdictions in which each such matter and registration has been filed, including the respective registration or application numbers. Schedule 3.20 of the Capital Reserve Disclosure Schedule also lists all material licenses, sublicenses and other agreements (oral or written) as to which Capital Reserve is a party and pursuant to which Capital Reserve or any other person or entity owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property Right and includes the identity of all parties thereto. Capital Reserve is not, nor as a result of the execution and delivery of this Agreement or the performance of Capital Reserve's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it, whether or not described in the Capital Reserve Disclosure Schedule. Except to the extent clearly and conspicuously disclosed in Schedule 3.20 of the Capital Reserve Disclosure Schedule, Capital Reserve is the sole and exclusive owner or licensee of, with full right, title and interest in and to (free and clear of any liens, claims or encumbrances), the Intellectual Property Rights, and has the sole and exclusive right in respect thereof (and, except as set forth in
     Schedule 3.20 of the Capital Reserve Disclosure Schedule is not contractually obligated to pay any compensation to any third party with respect thereto).

     3.21 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Capital Reserve that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Capital Reserve, any acquisition of property by Capital Reserve or the conduct of business by Capital Reserve as currently conducted or as currently proposed to be conducted.

     3.22 Title to Properties; Absence of Liens and Encumbrances; Condition of
                               Equipment.

          (a) Schedule 3.22 of the Capital Reserve Disclosure Schedule sets forth a true, complete and accurate list of all real property owned or leased by Capital Reserve and summarizes all material lease terms, including the aggregate annual rental or other fees payable, the length of all leases and the number of extensions available.

          (b) Capital Reserve has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, whether real, personal or mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), claims, charges, pledges, security interests or other encumbrances, except as reflected in the Capital Reserve Financial Statements and except for such imperfections of title and encumbrances, if any, that are not substantial or material in character, amount or extent, and that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) The machinery, equipment and other personal property (collectively, the "Equipment") owned or leased by Capital Reserve is, taken as a whole (i) adequate for the conduct of the business of Capital Reserve consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained and (v) free from all defects, except, with respect to clauses (ii) through (iv) of this Section 3.22(c), as would not have a material adverse effect on the Business Condition of Capital Reserve.

     3.23 Governmental Authorizations and Licenses. Capital Reserve is the holder of all licenses, authorizations, permits, concessions, registrations, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of all of such Licenses, except where the failure to hold any such License or to so comply would not have a material adverse effect on the Business Condition of Capital Reserve. The Licenses are in full force and effect on the date hereof and will be in full force and effect on the Closing Date, except as noted in Section 3.8 hereof. There is not now pending, nor to the best knowledge of Capital Reserve is there threatened, any action, suit, investigation or proceeding against Capital Reserve before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Capital Reserve of the terms of any such License or any rule or regulation applicable thereto.

         3.24     Environmental Matters.

          (a) To the best knowledge of Capital Reserve, no substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that Capital Reserve has at any time owned, operated, occupied or leased.

          (b) To the best knowledge of Capital Reserve, Capital Reserve has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except where such violation would not have a material adverse effect on the Business Condition of Capital Reserve.

          (c) To the best knowledge of Capital Reserve, Capital Reserve has obtained all permits, consents, waivers, exemptions, licenses, approvals and other authorizations (collectively, "Environmental Permits") required to be obtained under the applicable statutes, rules, regulations, orders or laws of any Governmental Entity relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"), except where the failure to obtain such an Environmental Permit would not have a material adverse effect on the Business Condition of Capital Reserve. Schedule 3.24 of the Capital Reserve Disclosure Schedule sets forth a true, complete and accurate list of all such Environmental Permits, each of which is in full force and effect on the date hereof and will be in full force and effect on the
     Closing Date. Capital Reserve (i) is in full compliance in all of the material respects with all of the terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered into, promulgated by or approved thereunder. Capital Reserve has not received any notice nor is Capital Reserve aware of any past or present condition or practice of the business conducted by Capital Reserve that forms or that could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against Capital Reserve, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by Capital Reserve.

     3.25 Insurance. Schedule 3.25 of the Capital Reserve Disclosure Schedule lists and summarizes all insurance policies and fidelity or surety bonds covering the assets, inventories, business, equipment, properties, operations, employees, officers and directors of Capital Reserve, the amounts of coverage under each such policy and bond of Capital Reserve. Within the last four years, Capital Reserve has not been refused any requested insurance or bond coverage. Except as disclosed on the Capital Reserve Disclosure Schedule, all premiums payable under all of such policies and bonds have been paid and Capital Reserve is otherwise in full compliance with the terms of all of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons and entities conducting businesses similar to that of Capital Reserve. Capital Reserve does not know of any threatened termination of or material premium increase with respect to, any of such insurance policies or bonds.

     3.26 Labor Matters. To the best knowledge of Capital Reserve, Capital Reserve is in compliance in all material respects with all currently applicable laws, rules and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages and hours and occupational safety and health and employment practices, and has not and currently is not engaged in any unfair labor practice. Capital Reserve has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Capital Reserve is a party or involving Capital Reserve, and there is neither pending nor, to Capital Reserve's best knowledge, threatened, any investigation or hearing concerning Capital Reserve arising out of or based upon any such law, regulation or practice.

     3.27 Agents; Customers and Complaints. Schedule 3.27 of the Capital Reserve Disclosure Schedule sets forth the names and addresses of the sales agents or brokers of Capital Reserve as of September 30, 2007. As of the date hereof, Capital Reserve has no unresolved customer or agent complaints filed with a Governmental Entity concerning its products and/or services.

     3.28 Questionable Payments. Neither Capital Reserve nor, to Capital Reserve's best knowledge, any director, officer or other employee of Capital Reserve has: (i) made any payments or provided services or other favors in the United States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Capital Reserve or any of its Subsidiaries or (ii) made any political contributions that would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither Capital Reserve nor, to Capital Reserve's best knowledge, any director, officer or other employee of Capital Reserve nor, to Capital Reserve's best knowledge, any customer or supplier of any of them, has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Capital Reserve or with respect to any political contribution.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS

     4.1 Shareholders to Sell Shares in Transaction. Each of the Shareholders agrees to sell his or her respective shares of common stock in the transaction. Each of the Shareholders represents and warrants that such agreement set forth in this Section 4.1 constitutes a valid and legally binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms.

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF SECURITY NATIONAL

     Except as noted on the Security National Disclosure Schedule, Security National represents and warrants as follows:

     5.1 Organization, Good Standing and Power. Security National is a corporation validly existing and in good standing under the laws of the state of Utah and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Security National has delivered to the Shareholders complete and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

         5.2      Authority.
                  ---------

          (a) Security National has all requisite corporate power and authority to enter into and execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby, subject to approval of the transactions by applicable state insurance commissioners and other relevant Governmental Entities having jurisdiction over its business. This
     Agreement, when executed and delivered by Security National, will constitute the valid and binding obligation of Security National, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) To the best knowledge of Security National, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Security National or any of its Subsidiaries or their respective properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Security National or of any of its Subsidiaries or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Security
     National or any of its Subsidiaries is a party or by which Security National or any of its Subsidiaries or their respective properties or assets may be bound or affected.

     5.3 Board Authorization. Prior to the Closing, the Board of Directors of Security National will have authorized the execution and delivery of this Agreement and the performance by Security National of its obligations under the Agreement.

                                   ARTICLE VI

                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING
                           DATE; ADDITIONAL AGREEMENT

      6.1      Conduct of Business of Capital Reserve.

          (a) During the period form the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Capital Reserve shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, agents, brokers, licensors, licensees, Governmental Entities, and others having business dealings with them, to the end that its good will and ongoing businesses shall be unimpaired at the Closing Date. Capital Reserve shall promptly notify Security National of any event or occurrence not in the ordinary course of business of Capital Reserve, and any event which could have a material and adverse effect on the Business Condition of Capital Reserve. Except as expressly contemplated by this Agreement or disclosed in the Capital Reserve Disclosure Schedule, Capital Reserve shall not, without the prior written consent of Security National:

          (i) Grant any options, warrants, or stock purchase rights;

               (ii) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $5,000, or (ii) sell or commit to sell any products with an aggregate purchase price greater than $5,000 in any single month if the expected profit margins are lower than those customarily obtained for sales of similar products by Capital Reserve in the past.

               (iii) Grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement to be disclosed in Schedule 6.1 of the Capital Reserve Disclosure Schedule);

               (iv) Transfer to any person title to any rights to Capital Reserve Intellectual Property Rights except in the ordinary course of business;

               (v) Enter into or amend any agreements pursuant to which any other party is granted marketing, agency or other similar rights of any type or scope with respect to any products of Capital Reserve;

               (vi) Except in the ordinary course of business with prior notice of Security National, violate, amend or otherwise modify the terms of any of their material contracts binding on Capital Reserve set forth on the Capital Reserve Disclosure Schedule;

               (vii) Commence a lawsuit other than for the routine collection of bills or for a breach of this Agreement;

               (ix) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (x) Solicit  approval  for and effect any  amendments  to Capital
          Reserve's   Articles  of   Incorporation  or  Bylaws  (other  than  as
          contemplated by this Agreement);

               (xi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of Capital Reserve;

               (xii) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice;

               (xiii) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or loan money to others;

               (xiv) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under Capital Reserve's normal employee review cycle, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice;

               (xv) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (xvi) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against Capital Reserve's Financial Statements or those incurred after the date of the September 30, 2007 Unaudited Balance Sheet in the ordinary course of business;

               (xvii) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method practice, change any material tax accounting method, file any material tax return (other than any estimate tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written or unwritten consent of Security National, which consent will not be reasonably withheld; and

               (xviii) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice.

          (b) Unless and until this Agreement shall have been terminated by either party pursuant to Article VIII, Capital Reserve shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission or proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Capital Reserve or any merger, consolidation, business combination or similar transaction with Capital Reserve, or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate with any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

          (c) Capital Reserve shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of its representations, warranties and covenants set forth in this Agreement or which would from the date hereof through the Closing cause any of such representations or warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach of inaccuracy, Capital Reserve shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

          (d) Capital Reserve shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of this transaction, and Capital Reserve shall use its best efforts to obtain all necessary consents, waivers and approvals under any of Capital Reserve's material agreements, contracts licenses or leases in connection with this transaction, except such consents and approvals which Security National and Capital Reserve agree Capital Reserve shall not seek to obtain, as contemplated by the Capital Reserve Disclosure Schedule.

          (e) Capital Reserve shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

          (f) Capital Reserve shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Capital Reserve with respect to this transaction and will promptly cooperate with and furnish information to Security National in connection with any such requirements imposed upon Capital Reserve, Security National or any other party in connection with this transaction. Capital Reserve shall take all reasonable actions to obtain (and to cooperate with Security National and its subsidiaries in obtaining) a consent, authorization, order or approval of, or any exception by, any Governmental Entity, required to be obtained or made by Capital Reserve (or by Security National or its subsidiaries) in connection with this transaction or the taking of any action contemplated, by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and to defend all lawsuits or other legal
     proceedings   challenging   this  Agreement  or  the  consummation  of  the
     transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions or information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (g) Capital Reserve shall give Security National and its agents, full and complete access to all books, records, personnel, properties, assets and facilities of Capital Reserve for Security National's inspection and due diligence, in its discretion and Security National may make copies of documents and information subject to Section 10.19 below.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

   7.1 Conditions to Each Party's Obligation to Effect This Transaction. The respective obligation of each party to effect this transaction shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of this transaction shall have been issued by any Governmental Entity and remain in effect, and no litigation seeking the issuance of such and order or injunction, or seeking relief against Capital Reserve, or Security National if this transaction is consummated, shall be pending which, in the good faith judgment of Capital Reserve's or Security National's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a material adverse effect on the Business Condition of such party. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have any such injunction lifted.

          (b) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to this transaction by any Governmental Entity which would (i) make the consummation of this transaction illegal, (ii) prohibit Security National's or Capital Reserve's ownership or operation of all or a material portion of the business or assets of Capital Reserve, or Security National and its subsidiaries taken as a whole, or compel Security National or Capital Reserve to dispose of or hold separate all or a material portion of the business or assets of Capital Reserve, or Security National and its subsidiaries taken as a whole, as a result of this transaction or (iii) render Security National or Capital Reserve unable to consummate this transaction, except for any waiting period provisions.

7.2 Conditions to Obligations of Security National. The obligations of Security National to effect this transaction are subject to the satisfaction of the following conditions, unless waived by Security National:

          (a) Representations and Warranties. The representations and warranties of Capital Reserve set forth in this Agreement (determined without regard to any materiality qualifiers, including without limitation "material adverse effect") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, unless any failures to be true and correct, individually or in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on the Business Condition of Capital Reserve; and there shall have been no willful breach by Capital Reserve of any of its representations or warranties made in this Agreement. Security National shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Capital Reserve to such effect on the Closing Date.

          (b) No Material Adverse Change. There shall have been no material adverse change in the Business Condition of Capital Reserve from the date of this Agreement through the Closing Date and Security National shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Capital Reserve to such effect on the Closing Date.

          (c) Performance of Obligations of Capital Reserve and Shareholders. Capital Reserve and the Shareholders shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and Security National shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Capital Reserve to such effect on the Closing Date.

          (d) Regulatory  Approvals.  All  authorizations,  consents,  orders or approvals of, or declarations of, or declarations or filing with, or expiration of waiting periods imposed by, any Governmental Entity (including, without limitation, the states of Utah and Missouri) necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (e) Consents. Security National shall have received duly executed copies of all material third-party non-regulatory consents and approvals contemplated by this Agreement or the Capital Reserve Disclosure Schedule in form and substance reasonably satisfactory to Security National.

          (f) Resignation of Directors. The directors of Capital Reserve in office immediately prior to the Closing Date shall have resigned as directors of the Surviving Corporation effective as of the Closing Date.

          (g) Certification. Security National shall have received a statement signed by the Chief Executive Officer and the Chief Financial Officer of Capital Reserve certifying the amount of funds in the Asset Adequacy Reserve as of the Closing Date.

          (h) Indemnification Agreement. Security National shall have received indemnification agreements from the Shareholders as required in Section 1.2(c) of this Agreement.

          (i) Legal Opinion. Security National shall have received an opinion of Capital Reserve's legal counsel, in form and substance acceptable to Security National, to the effect that:

          (i) This Agreement has been duly authorized, executed and delivered by Capital Reserve and constitutes the valid and binding obligations of Capital Reserve and the Shareholders and all corporate action required by Capital Reserve in order to effect the transactions contemplated hereby has been taken;

               (ii) Capital Reserve is a corporation duly incorporated and validly existing in good standing under the laws of the State of Missouri and is duly authorized to conduct its business as presently conducted;

               (iii) Capital Reserve is a corporation duly incorporated and validly existing in good standing under the laws of the State of Missouri and is duly licensed to conduct the insurance business that it presently conducts under the Missouri insurance law;

               (iv) The authorized capital structure of Capital Reserve consists of 14,000 shares of Common Stock and there are 3,564 shares of Common Shares issued and outstanding, all of which are owned by the Shareholders. All issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully-paid and nonassessable and were not issued in violation of the pre-emptive rights of any Shareholder;

               (v) Upon delivery to Security National of the stock certificates evidencing all of the issued and outstanding shares of Common Stock, said Common Stock will be free and clear of all liens, claims, encumbrances or other adverse interests; and

               (vi) Neither the execution and delivery by Capital Reserve of this Agreement, nor the compliance by Capital Reserve with the terms and provisions hereof, will conflict with or result in a breach of (A) any of the terms, conditions or provisions of the Articles of Incorporation, the Bylaws or any other governing instrument with respect to Capital Reserve, or (B) with any judgment, order, injunction, decree, law, statute, regulation or ruling with or of any court or Governmental Entity known to such counsel to which Capital Reserve is subject, or will constitute a default thereunder.

     In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of Capital Reserve, provided the extent of such reliance is specified in such opinion and executed copies of such opinions and certificates are furnished to Security National.

     7.3 Conditions to Obligations of Capital Reserve and Shareholders. The obligation of Capital Reserve and the Shareholders to effect this transaction is subject to the satisfaction of the following conditions unless waived by Capital Reserve and the Shareholders.

          (a) Representations and Warranties. The representations and warranties of Security National set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all aspects) (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Capital Reserve shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Security National to such effect.

          (b) Performance of Obligations of Security National. Security National shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and Capital Reserve shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Security National to such effect.

          (c) Legal Opinion. Capital Reserve and the Shareholders shall have received an opinion of Security National's legal counsel, in form and substance satisfactory to the Capital Reserve, to the effect that:

               (i) Security National is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power and corporate authority to execute, deliver and perform this Agreement;

               (ii) the execution, delivery and performance of this Agreement by Security National will not conflict with any of the terms, provisions or conditions of the Articles of Incorporation or the Bylaws of Security National;

               (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Security National and is enforceable against Security National in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

               In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of Security National, provided the extent of such reliance is specified in such opinion and executed copies of such certificates are furnished to Capital Reserve.

     (f) Payment of Purchase Consideration. Security National shall pay the Purchase Consideration as required in Section 1.2 of this Agreement.


                                  ARTICLE VIII

                                   TERMINATION

         8.1      Termination.

     (a) This Agreement may be terminated at any time prior to the Closing Date:

               (i) by mutual written agreement of Security National, Capital Reserve, and the Shareholders;

               (ii) by Security National, if there has been a breach by Capital Reserve or the Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Capital Reserve or the Shareholders which is material and which Capital Reserve or the Shareholders fails to cure within five (5) business days after notice thereof is given by Security National (except that no cure period shall be provided for a breach by Capital Reserve or the Shareholders which by its nature cannot be cured);

               (iii) by Capital Reserve or the Shareholders, if there has been a breach by Security National of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Security National which is material and which Security National fails to cure within five (5) business days after notice thereof is given by Capital Reserve (except that no cure period shall be provided for a breach by Security National which by its nature cannot be cured);

               (iv) by Security National or the Shareholders, if this transaction shall not have been consummated on or before January 31, 2008; provided, however, that if the sole reason this transaction has not been completed by such date results from delays in the regulatory approval process, this Agreement may not be terminated but rather shall remain in full force and effect for an additional sixty (60) days beyond January 31, 2008.

               (v) by Security National or the Shareholders if any permanent injunction or other order of a court or other competent authority preventing this transaction shall have become final and nonappealable.

     (b) Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 8.1 it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     (c) In the event of termination of this Agreement as provided in this Section, the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections 10.16 (expenses), 10.17 (brokers, finders), 10.18 (public announcements) and 10.19 (confidentiality) shall survive. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other party with respect thereto.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Obligation of the Shareholders to Indemnify. Subject to the time limitations set forth in Section 10.1 below, the Shareholders agree to indemnify, defend and hold harmless Security National and its respective directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, from and against all losses, liabilities, claims, damages, deficiencies, costs and expenses, including without limitation interest, penalties and attorneys' fees and disbursements (collectively, the "Losses" and singularly, a "Loss"), based upon, arising out of or otherwise related to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Capital Reserve or the Shareholders contained in this Agreement or in any document or other papers delivered pursuant to this Agreement, including the Capital Reserve Financial Statements, and in respect of any third party claim made based upon facts alleged which, if true, would have constituted any such inaccuracy or breach. For purposes of this Agreement, Security National shall be deemed to have suffered a Loss if and to the extent that such Loss has been suffered by Capital Reserve. Notwithstanding the foregoing, the time limitations set forth in Section 10.1 below do not apply to the Shareholders' tax obligations set forth in Section 3.18 hereof.

   9.2  Notice and Opportunity to Defend.

          (a) Notice of Asserted Liability. Promptly after receipt by any person entitled to indemnity under this Agreement (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement or threatened commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee may, at its option, give notice thereof (the "Claims Notice") to the Shareholders (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimate, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the Claims Notice is given or sooner, if the nature of the Asserted Liability so requires, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability.
     Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          (c) Disputes with Third Parties. Anything in this Section 9.2(c) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, agent, broker, shareholder, franchisee, customer or other third party doing business with Capital Reserve prior to the Closing in connection with which Security National may make a claim against the Shareholders for indemnification pursuant to this Section 9.2(c), Security National may, at its option, give a Claims Notice with respect thereto but, unless Security National and the Indemnifying Party otherwise agree, Security National shall have the exclusive right at its option to defend any such matter, subject to the duty of Security National to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Security National without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to recommend in good faith Security National proposals to compromise or settle claims brought by a supplier, agent, or customer, and Security National agrees to present such proposed compromises or settlements to such supplier, distributor, shareholder, franchisee or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability. In the event any compromise, settlement or judgment amount includes amounts resulting from frivolous or groundless claims or defenses made by Indemnitee, the Indemnifying Party shall not bear the portion of the amount to be paid relating to such frivolous or groundless claims.


                                    ARTICLE X

                               GENERAL PROVISIONS

          10.1 Survival of Representations, Warranties, Covenants and Agreements . Except as provided below with regard to Section 3.18, all representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to this Agreement shall be deemed to be conditions to this transaction and shall survive the consummation of this transaction for a period of twenty-four (24) months after the Closing Date. Notwithstanding the foregoing, except as provided below with regard to Section 3.18, all representations, warranties, covenants and agreements shall survive the Closing Date for forty-eight
     (48) months following the Closing Date if such representations, warranties, covenants and agreements are breached due to fraud or gross negligence. Notwithstanding the foregoing, the tax obligations set forth in Section
     3.18 above shall survive the consummation of this transaction and the Closing Date for an indefinite period of time.

          10.2 Amendment . This Agreement may be amended by the parties hereto at any time before or after approval of this transaction by the Shareholders; provided, however, that following approval of this transaction by the Shareholders, no amendment hereto shall be made that by law requires the further approval of the Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

          10.3 Extension; Waiver . At any time prior to the Closing Date, Capital Reserve and Security National, by action taken by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document or instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

          10.4 Notices . All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or if sent by facsimile, confirmation received, to the respective party at the following addresses and/or facsimile numbers, with the original thereof being mailed by registered or certified mail, return receipt requested (or at such other address or facsimile number for the parties hereto as shall be specified by like notice):

                  (a) If to Security National, to:

                           Security National Financial Corporation
                           5300 South 360 West, Suite 250
                           Salt Lake City, Utah  84123
                           Attn:  Scott M. Quist, President
                           Facsimile No.:  (801) 265-9882
                           Telephone No.: (801) 264-1060

                           With a copy to:

                           Mackey Price Thompson & Ostler
                           350 American Plaza II
                           57 West 200 South
                           Salt Lake City, Utah 84101-3663
                           Attn:  Randall A. Mackey, Esq.
                           Facsimile No.:  (801) 575-5006
                           Telephone No.: (801) 575-5000

                  (b) If to Capital Reserve, to:

                           Capital Reserve Life Insurance Company
                           812 Madison Street
                           P.O. Box 896 Jefferson City, Missouri 65102 Attn:
                           Tony Hutchinson, Vice President Facsimile No.: (573) 636-3751 Telephone No.: (573) 636-3913

                  (c) If to Shareholders, to:

                           Shareholders of Capital Reserve Life Insurance Co. 812 Madison Street
                           P.O. Box 896 Jefferson City, Missouri 65102 Attn:
                           Jean Warden Facsimile No.: (573) 636-3751 Telephone
                           No.: (573) 636-3913

                           With a copy to:

                           J. Randy Snodgrass, CPA 1620 Southridge, Suite A Jefferson City, Missouri 65109 Telephone No.: (573) 635-0754 Facsimile No.: (573) 893-2872

     10.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such references shall be deemed to be to a Section or Exhibit to this Agreement, unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be considered one and the same agreement, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

     10.7 Entire Agreement. This Agreement and the documents and instruments attached hereto as Exhibits and all other agreements between the parties hereto delivered pursuant to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person or entity any rights or remedies hereunder except as otherwise expressly provided herein.

     10.8 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of both parties hereto. This Agreement is binding upon and will inure to the benefit of each party hereto and their respective successors and permitted assigns.

     10.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason whatsoever and to any extent deemed to be invalid or unenforceable, the remainder of this Agreement and the application thereof to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision hereof.

     10.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other remedy otherwise available at law or in equity.

     10.11 Further Assurances. The parties hereto agree to cooperate fully with other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto in order to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.12 No Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will any provision hereof be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind whatsoever in any client, customer, supplier affiliate, stockholder, employee, distributor, partner of either party hereto or any other person or entity, and all of the provisions hereof shall be deemed to be personal in nature and between the parties to this Agreement.

     10.13 Mutual Drafting. This Agreement is the joint product of Security National and Capital Reserve, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Security National and Capital Reserve, and shall not be construed for or against either party hereto.

     10.14 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Utah, without giving effect to its choice of law principles.

     10.15 Jurisdiction and Venue. The federal and state courts within the State of Utah shall have exclusive jurisdiction to adjudicate any dispute arising under or out of this Agreement. The parties hereto expressly consent to (i) the personal jurisdiction of the federal and state courts within the State of Utah and (ii) service of process being effected upon them by registered or certified mail. Venue shall be deemed to be with the state and federal courts sitting in Salt Lake County, State of Utah.

     10.16 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses. Those costs and expenses of Capital Reserve will be paid immediately following this transaction by the Shareholders.

     10.17 Brokers or Finders. Security National, Capital Reserve, and the Shareholders each represent, as to itself and, to the extent applicable, its subsidiaries, that except for Caldwell and Caldwell LLP (who is Security National's agent/broker and Security National's responsibility to compensate), no agent, broker, investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     10.18 Public Announcements. Each party hereto will consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning this transaction and will not make any such announcement, press release or public statement without the other's prior consent; provided, however, that Security National may make any public statement or announcement concerning this transaction without Capital Reserve's or the Shareholders' prior consent if, in the opinion of counsel for Security National, such public statement or announcement is required or advisable to comply with applicable law.

     10.19 Confidentiality. No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of the other party hereto or any of its Subsidiaries considered by the other party as "confidential", "secret" or "proprietary" (or words of similar meaning) including, but not limited to, systems, processes, formulas, recipes, data, functional specifications, computer programs, blue prints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, distribution methods and programs, supplier agreements, customer or distributor lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its distributors, suppliers or customers (collectively, "Confidential Material"), except to the party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives who shall require access thereto on a "need-to-know" basis for the purpose of the transactions contemplated by this Agreement and who shall agree in writing to be bound by the terms of this Section 10.19. The parties hereto agree to take all reasonable precautions to safeguard the confidentiality of the other party's Confidential Material and to exercise the same degree of care with respect to such other party's Confidential Material that the party in possession of such Confidential Material exercises with respect to its own confidential information. Neither party hereto shall make or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the other party's Confidential Material. In addition, all Confidential Material belonging to the other party hereto shall be used solely for the purpose of the investigation and evaluation contemplated by this Section 10.19, and shall not be used for any other purpose, including any use that would be to the detriment of the other party hereto or its Subsidiaries, nor shall such Confidential Material be used in competition with the other party hereto or its Subsidiaries. The restrictions on disclosure of information contained in this
Section 10.19 do not extend to any information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party;
(c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 10.19 or (d) is disclosed to third parties hereto outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties hereto shall return all writings, documents and materials containing Confidential Material with a letter confirming that all copies, abstracts and summaries of the Confidential Material have been returned or destroyed. In the event that either party hereto becomes legally required to disclose the other party's Confidential Material, it shall provide such other party with prompt written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 10.19 with respect to the Confidential Material subject to such requirement, such party agrees to furnish only that portion of the Confidential Material that it is legally required to furnish and, where appropriate, agrees to use its best efforts to obtain assurances that such Confidential Material will be accorded confidential treatment.

     10.20 Attorney's Fees. In the event any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any other provisions of this Agreement, the successful and prevailing party or parties shall be entitled to reasonable attorney's fees and other costs incurred in such action or proceeding.









                 [This page has been left blank intentionally.]

     IN WITNESS WHEREOF, Security National, Capital Reserve and the Shareholders have each caused this Agreement to be signed effective as of the date first written above.

                   SECURITY NATIONAL LIFE INSURANCE COMPANY



                    By:  /s/ Scott M. Quist
                         ------------------
                         Its: President


                    CAPITAL RESERVE LIFE INSURANCE COMPANY



                    By:  /s/ Jean P. Warden
                         ------------------
                         Its: President

                                  EXHIBIT INDEX



         Exhibit 1  Capital Reserve Disclosure Schedule

         Exhibit 2  Security National Disclosure Schedule

                                     ANNEX I

                            AGREEMENT BY SHAREHOLDERS
                    OF CAPITAL RESERVE LIFE INSURANCE COMPANY
                  TO SELL SHARES IN STOCK PURCHASE TRANSACTION

     Pursuant to the Stock Purchase Agreement (the "Agreement") by and among Security National Life Insurance Company, Capital Reserve Life Insurance Company ("Capital Reserve"), and the undersigned shareholders of Capital Reserve, dated as of October 9, 2007, the undersigned shareholders of Capital Reserve each hereby joins in the Agreement for the purpose of agreeing to exchange, his or her shares of Capital Reserve stock for the consideration described in Section
1.2 of the Agreement and for the purpose of making the representations and warranties described in Articles II, III, IV, VI, IX, and X of the Agreement.

     The respective number of shares of Capital Reserve owned by the undersigned are shown in parenthesis.

     This instrument may be executed in any number of counterparts, each of which shall be deemed an original, provided that all shareholders sign at least one such counterpart. All such counterparts shall be attached to the Agreement.

         Executed as of October 9, 2007.

/s/ Leanne Warden Cardwell                  /s/ Deborah J. Miller
--------------------------                  ---------------------
Leanne Warden Cardwell (135)                 Deborah J. Miller (72)

 /s/ Kristy J. Neff                        /s/ Laura Warden Smith
--------------------                       ----------------------
Kristy J. Neff (72)                        Laura Warden Smith (135)

/s/ David H. Warden                        /s/ David H. Warden
-------------------                       --------------------
David H. Warden (264)                     David H. Warden for
 /s/ David J. Warden                      David A. Warden (Minor Child) (72)
David J. Warden (72)

                                          ETHEL M. WARDEN TRUST


                                          By: /s/ Ethel M. Warden
                                          -----------------------
                                          Ethel M. Warden, Trustee (615)
                                          Franklin L. and Priscilla Ann Warden,
                                          Joint Tenants


 /s/ Franklin L. Warden                    By: /s/ Priscilla Ann Warden
-------------------------                  -----------------------------
Franklin L. Warden (738)                   Priscilla Ann Warden

                                           By: /s/ Franklin L. Warden
                                           --------------------------
                                           Franklin L. Warden (630)

JEAN P. WARDEN TRUST

By: /s/ Jean P. Warden                     /s/ Scott J. Warden
   -------------------                     --------------------
   Jean P. Warden, Trustee (615)           Scott J. Warden (114)


 /s/ Stephen T. Warden
----------------------
Stephen T. Warden (30)

(The total number of shares of Capital Reserve owned by all Shareholders: 3,564)